EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated January 28, 2009 in the Amendment No. 3 to the Registration Statement (File No. 333-155863) and related Prospectus of Claymore Securities Defined Portfolios, Series 556.


                                                          /s/ Grant Thornton LLP
                                                         -----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
January 28, 2009